Exhibit 99.1

Special Note Regarding Forward-Looking Statements
The following transcript contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These forward-looking statements involve risks and uncertainties, and relate to future events or our future financial or operating performance. The forward-looking statements include all statements other than statements of historical fact. These statements are only predictions. Actual events or results may differ materially from those contemplated by forward-looking statements for a variety of reasons, including among others:

•	changes in U.S. and global economic conditions and consumer spending;

•	any downturn in the U.S. housing industry;

•	world events;

•	the rate of growth of the Internet and online commerce, and the occurrence of any event that would discourage or prevent consumers from shopping online or via mobile apps;

•	any failure to maintain our existing relationships or build new relationships with partners on acceptable terms;

•	any difficulties we may encounter maintaining optimal levels of product quality and selection or in attracting sufficient consumer interest in our product offerings;

•	any difficulties we may have with the quality or safety of the products we offer;

•	modifications we may make to our business model from time to time, including aspects relating to our product mix and the mix of direct/partner sourcing of the products we offer;

•	the mix of products purchased by our customers;

•	any problems we may have with cyber security or data breaches or Internet or other infrastructure or communications impairment problems or the costs of preventing or responding to any such problems;

•
any problems with or affecting our credit card processors, including cyber-attacks, Internet or other infrastructure or communications impairment or other events that could interrupt the normal operation of the credit card processors or any difficulties we may have maintaining compliance with the rules of the credit card processors;

•
any problems we may encounter as a result of the implementation in the U.S. of the EMV (Europay, MasterCard and Visa) standards for credit cards, which generally became effective in the U.S. in 2015, including any problems that may result from any increase in online fraud as a result of the implementation of the EMV standards;

•
problems with or affecting the facility where substantially all of our computer and communications hardware is located or other problems that result in the unavailability of our Website or reduced performance of our transaction systems;

•	difficulties we may have in responding to technological changes;

•	problems with the large volume of fraudulent purchase orders we receive on a daily basis;

•	problems we may encounter as a result of the listing or sale of pirated, counterfeit or illegal items by third parties;

•	difficulties we may have financing our operations or our expansion with either internally generated funds or external sources of financing;

•
any environmental or other difficulties we may encounter relating to the real estate we recently purchased; any difficulties we encounter with our new corporate headquarters, our financing of a substantial portion of the costs of our new headquarters or the interest rate swaps we entered into in connection with the financing;

•
any difficulties we may encounter in connection with Supplier Oasis or our efforts to provide multi-channel fulfillment services, our Farmers Market offerings, our insurance product offerings, our consumer finance offerings or other businesses or product or service offerings outside of our main shopping website offerings;

•	any difficulties we may encounter as a result of our reliance on third parties that we do not control for the performance of critical functions material to our business;

•	any difficulties we may encounter in connection with the rapid shift of ecommerce and online payments to mobile and multi-channel commerce and payments;

•
the extent to which we owe income or sales taxes or are required to collect sales taxes or report sales or to modify our business model in order to avoid being required to collect sales taxes or report sales or avoid the application of other types of taxes;

•
any difficulties we may encounter as a consequence of accepting or holding bitcoin or other cryptocurrencies, whether as a result of regulatory, tax or other legal issues, technological issues, value fluctuations, lack of widespread adoption of bitcoins or other cryptocurrencies as an acceptable medium of exchange or otherwise;

•
increasing competition, including competition from well-established competitors including Amazon.com, competition from competitors based in China or elsewhere, competition from companies willing to incur substantial losses in order to build market share, and from others including competitors with business models that may include delivery capabilities that we may be unable to match;

•	difficulties with the management of our growth and any periods in which we fail to grow in accordance with our plans;

•	fluctuations in our operating results;

•	difficulties we may encounter in connection with our efforts to expand internationally;

•	difficulties we may encounter in connection with our efforts to offer additional types of services to our customers, including insurance products and consumer financing;

•
difficulties, including expense and any operational or regulatory issues we may encounter in connection with the integration or operation of the assets and operations of the financial technology company and two registered broker dealers affiliated with the fintech business that we recently acquired;

•
technical, operational, regulatory or other difficulties we may encounter in connection with our efforts to develop blockchain and fintech technology, or with the operation of tØ.com's system for the trading of securities;

•
difficulties we may encounter with Medici's blockchain and fintech technology initiatives due to lack of market acceptance or as a result of competition from any of the numerous other competitors seeking to develop competing technologies or systems or as a result of patents that may be granted to other companies or persons;

•	any impairment we may recognize with respect to assets or businesses that we have acquired or may acquire;

•	any impairment we may recognize with respect to our investments in companies that are in the startup or development stages;

•	any liability or expense we may incur as a result of our investments in other companies, whether as a result of regulatory issues or otherwise;

•	the outcomes of legal proceedings, investigations and claims, including, the outcome of the assessments we have received from the Department of Revenue of the State of Washington;

•	any difficulties we have optimizing our warehouse operations;

•	risks of inventory management and seasonality;

•
the cost and availability of traditional and online advertising, the rapid changes in the online advertising business and the longer-term changes in the traditional advertising business, and the results of our various brand building and marketing campaigns;

•	risks that the amount of deferred tax assets we consider realizable could be reduced if estimates of future taxable income during the carryforward period are reduced; and

•	the other risks described in this report or in our other public filings.

In evaluating all forward-looking statements, you should specifically consider the risks outlined above and in our Form 10-Q for the quarter ended September 30, 2016, filed with the SEC on November 3, 2016, and the risk factors contained in any other filing we make with the SEC after we file this transcript. These factors may cause our actual results to differ materially from those contemplated by any forward-looking statement contained in this transcript. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee or offer any assurance of future results, levels of activity, performance or achievements or other future events.

These forward-looking statements speak only as of the date of the Investor Education Session transcribed in the following transcript and, except as required by law, we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the time of the call or any changes in our expectations or any change in any events, conditions or circumstances on which any of our forward-looking statements are based.

THOMSON REUTERS STREETEVENTS
EDITED TRANSCRIPT
OSTK - Overstock com Inc to Hold Investor Education Session

EVENT DATE/TIME: NOVEMBER 29, 2016 / 06:00PM GMT

CORPORATE PARTICIPANTS
Robert Hughes Overstock.com - CFO
Patrick Byrne Overstock.com - Founder & CEO
Saum Noursalehi Overstock.com - President of Retail Business
Jonathan Johnson Overstock.com - Chairman & President of Medici Business
Mark Harden Overstock.com

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Overstock.com investor education session.

(Operator Instructions)

As a reminder, this conference is being recorded. I'd now like to introduce your host for today's conference, Mr. Rob Hughes, CFO. You may begin.

Robert Hughes - Overstock.com - CFO

Thank you and welcome to our investor education session. Joining me today is Dr. Patrick Byrne, Founder and CEO; Saum Noursalehi, President of Retail Business; and Jonathan Johnson, our Chairman and President of our Medici Business.

Let me remind you the following discussion and our responses to your questions reflect managements' views as of today, November 29, 2016 and may include forward-looking statements. Actual results may differ materially. Additional information about factors that could potentially impact our financial results is included in the form 10-Q that we filed on November 3, 2016. Please review the Safe Harbor Statement on slide 2.

During this call we may discuss certain non-GAAP financial measures. The slides accompanying this webcast and our filings with the SEC each posted on our investor relations website and the additional disclosures regarding these non-GAAP measures, including reconciliations of these measures to the most comparable GAAP measures. Patrick, with that, let me turn the call over to you.

Patrick Byrne - Overstock.com - Founder & CEO

Great. Thank you very much, Rob. Let's turn to slide 4. First we're going to just describe our retail business that we know and love so well. On slide 4 there's a model, the IPACE model, that says that retailers have five dimensions upon which they can compete: information, price, assortment, convenience and entertainment. And the theorist who put this together, Kirthi Kalyanam, on our Board of Directors, is a professor at Santa Clara. And his argument is that company's retailers have to be great, have to compete by being great at one and maybe two things. We think we can compete on three and those are price, assortment and convenience.

If you'll turn the page I have hinted about this in previous quarterly Board calls. I've hinted about how our business model is really quite dramatically changing but you've had to really pay attention to the site to know it. Now I'm unveiling the secret. Our SKU count is going up dramatically and this is setting aside BMMG, which is another SKU. But just in terms of actual product, we're up to 1.8 million now. That's four or five times just three years ago and we will be at 5 million in 2017.

We spent a great deal of time and money and years building the logistics infrastructure that lets this be possible. So we have solved the assortment question. We have solved it in a big way and now I'm going to turn it over to Saum to talk about how we are solving it on the price and convenience dimensions.

Saum Noursalehi - Overstock.com - President of Retail Business

So on price we are really focused on cost cutting out of our operations and supply chain and passing that on to consumers. So strategically we have several initiatives around that to optimize that. But in addition to that we're working on a reverse auction within our systems which will allow our incentives to be aligned with our partners. I don't know how much we want to say on this Patrick.

Patrick Byrne - Overstock.com - Founder & CEO

Not too much but this went live in late September. It's the piece I always felt that was missing from our business model. That is to say an auction somewhere in the supply chain. And because we had reached a size that it just doesn't scale to have people haggling on the phone trying to get the best deal.

So we created something we designed with the help, actually, of a Stanford economist, designed an auction for our suppliers that incentivizes them to shave costs down and so forth. So, how exactly we do that, we're not going to share it. But I can tell you that people are taking to it in a big way. It was introduced less than eight weeks ago and a number of partners are really jumping on this.

Saum Noursalehi - Overstock.com - President of Retail Business

And the last pillar is convenience. And I'd say what Patrick mentioned with assortment and price are only possible by the technology we've developed in search and personalization. And several years ago we took this in house. We basically tried every product out on the market, including Google, Adobe, Richrelevance.

Patrick Byrne - Overstock.com - Founder & CEO

Third parties who do search.

Saum Noursalehi - Overstock.com - President of Retail Business

Third parties we use and we found that we could do it better ourselves. And so we've only in the last few years built the capability to really grow our assortment, as the chart shows here, without impacting user experience.

Patrick Byrne - Overstock.com - Founder & CEO

Well said. Just our core retail business is doing fine, ticking over nicely. Because people always ask us about Wayfair, I did want to throw up a couple comparisons. Look at slide 6. Wayfair's ad per visitor versus ours. This data comes out of Hitwise and our financials. And Wayfair basically spend 2.5 times what Overstock spends to draw a visitor. And if you turn to slide 7 you'll see how that is working through this quarter.

Our visitors have really just stayed a notch under Wayfair and now has even crossed it since late last week. And I just think that's useful to point out given that they spend 2.5 times what we spend on marketing. And I'd also point out we burned $150 million of capital in our history. I'm not quite sure how to read their balance sheet because there seems to have been some event a few years ago. But it looks to us like they burned sort of $400 million or more in their history.

So we've burned about one-third of what they've burned and we have about the same size and we spend about 40% of what they do on marketing. So that's our business and we organized all our efforts internally, some with speaking around that price assortment and convenience. And we think we have a knockout offering in each one that are just getting better and better.

And with that, I will now get to blockchain/fintech. So within Overstock, we now have taken cashflow and created a blockchain incubator/venture capitalist. Not just blockchain but fin tech and they are in businesses that are all related to something we were already doing. But, Jonathan, why don't I turn it over to you to talk.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

Thanks, Patrick. If you look at slide 9 it shows the emerging structure for Medici Ventures, a wholly owned blockchain subsidiary of Overstock. We have five companies in which we've invested in. t0 is the one which we have the largest holdings in and it's the one that's on this platform we are doing the rights offering that we'll be talking about shortly. It's blockchainizing the capital markets. This effort to do the rights offering I think is yet another example of the blockchain in use. And we continue to talk with banks and others about how we can, through t0, service their market needs.

The other companies that Medici Ventures we've invested in we've talked about on our last earnings call are PeerNova, which is building immutable systems for large scale commercial applications; Bitt, which is a company in the Caribbean that's providing a quick and secure and easy way to manage funds. It will really, I think, be a crucial player in banking the unbanked in many developing countries.

We invested in Identity Mind, which is a Silicon Valley-based company that's helping construct electronic identities and is working to do have a blockchain as well. And then the new company which we signed a term sheet for and are in the process of finalizing our investment is SettleMint, a Belgium-based company that's using the blockchain to develop solutions for voting and land titling.

We have a strategy for investing in different blockchain companies. We think we see the first look at deals all the time. We talked to two to three potential investment companies a week, at least. And we see lots of opportunities and are trying to remain focused. Anything you want to add to that, Patrick?

Patrick Byrne - Overstock.com - Founder & CEO

Just that we really do get first look at so much going on in the blockchain space because of our historic aficionado with blockchain and the Bitcoin. So we are very well regarded in that community and I can see even Medici at some point might become a great vehicle for someone else who wants to get a portfolio of blockchain investments that they would not be able to get access to on their own. And we seem to be able to get into every single deal we're hearing about.

Okay. Thank you, Jonathan. Let's go to slide 10.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

Slide 10 is the march toward the first public blockchain equity offering -- this rights offering that we're talking about today. Just to review a little bit of history, back in late 2014 Overstock announced its Medici blockchain capital markets initiative. It was in June of the next year that we issued the first crypto-bond. It was a private placement bond done on blockchain.

Two months later in August we did a publicly traded crypto-bond. Both of those were small but they were testing some pipes, so to speak, to make sure that the blockchain worked for trading debt.

We then announced our acquisition of SpeedRoute and other companies. These are the routing and execution companies in broker dealer that we now own in New York. In late 2015 the SEC declared effective our universal shelf, which allowed us to issue digital securities.

Throughout the year we've announced deals with our transfer agent that was Computershare, the information agent, Georgeson, the broker-dealer that's doing this crypto security, Keystone and Custodian ETC. And then last month we filed our perspective supplement on the 14th of November that is this rights offering. The subscription period began on the 15th of November and will end on the 6th of December unless we choose to extend it.

But we are in the process of doing what we call our Chuck Yeager moment -- in effect breaking the speed of sound by being the first Company to offer blockchain-based crypto security.

Patrick Byrne - Overstock.com - Founder & CEO

We do think this is a red letter date in history. In a decade or two everything is going to be blockchain -- all securities, maybe all money itself. People are going to remember the first public issuance of a blockchain security. And we did ours, we are doing ours from the beginning, right down the middle of the fairway, working with the SEC and FINRA and getting everything. This is not Mount Gox. We've done everything within the four corners of the US regulation. It's been quite costly to do it that way but that's how we wanted to do it. Next slide.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

The next set of slides describes the two theories of preferred stock that we are issuing in the last offering. Slides 12 & 13 describe the series A preferred stock. That's the digital share and it will trade on the t0 platform on the blockchain.

It will trade using Pro Securities ATS. In order to purchase this share, an investor must open an online brokerage with Keystone, the broker dealer, the only broker dealer that is currently plugged into the t0 platform. We do invite other broker dealers to contact us and get plugged in. But we do think this is the future and being able to have your clients trade in blockchain-based securities we think is a good idea.

All access to the series A will be through Keystone account for now. Digital wallets will be created when you open your Keystone account and those wallets will have the address and entire trading history. And your shares in an all series A Overstock shares.

One thing that's unique about our digit platform is that all trades will settle on the same day as trade. I think most people know that historically trades settle on trade plus three days, or T plus three. With these shares, the trade is the settlement in effect and that is why our subsidiaries known it as t0. It takes zero days to settle the trade. There are restrictions on ownership for the digital series A shares must be a US resident. The shares have to be held in the name of the beneficial owner. There are no street name or other nominee accounts.

Both the series A and the series B are substantially similar to our common stock. But they have a preferential right to an annual dividend of 1% of the subscription price. The subscription price will be no more than $15.68. Overstock can redeem the series A and the series B shares for three years. And Overstock can convert the series A shares into series B at any time.

There's no minimum subscription. We would ask if you want to exercise your subscription rights you talk to your broker and set up an account with Keystone. And you can exercise your right at the website mydigitalshares.com. If you have any questions, you can contact our information agent Georgeson. The phone number is 866-432-2791 or you can send an e-mail to Overstock@georgeson.com.

On the series B shares, these are non-digital shares. These are paper shares like our traditional common stock are. They can be redeemed for three years. They will trade not on NASDAQ but on the OTC market, the over-the-counter market. They are not subject to the ownership restrictions that apply to series A. Again, trading may be limited and you can get more information by talking to Georgeson.

For those that did not own Overstock shares on the record date of November 10, the secondary market for both the series A and series B will begin on December 16. If you would like to purchase in the open market digital shares, series A shares, you will need to open a brokerage account at Keystone and you can do that by going to Kccbd.t0.com. Patrick, any questions or anything to add on that?

Patrick Byrne - Overstock.com - Founder & CEO

Just that the preferred has really been designed to be as close as possible to a share of common. It can't, of course, be exactly a share of common for legal reasons. But the idea is to make the blockchain have the legal rights of common plus a little bit. So ideally, or one might expect it to trade a few quarters above or something, but who knows. It's going to be interesting to see where it trades. Nothing left on that. Jonathan, what else do you want to add?

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

I think that's it. There are some questions we'll address in the Q&A.

Patrick Byrne - Overstock.com - Founder & CEO

Okay. You want to go to general corporate information?

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

Please.

Patrick Byrne - Overstock.com - Founder & CEO

Highlights. I'll just do year-to-date. I've pointed out in the last quarterly conference call that our top line growth was at 3% in Q1, then 8% then 13%. And I've indicated that that trend would continue. So you can kind of figure out what our growth is for Q4.

I think Overstock retail having a pretax income of $26 million year-to-date, I was thinking that it would be $40 millionish this year but we've had that $4 million set back of Marka VIP disclosed in the last quarterly call. And we also have a large settlement in our numbers this year to our benefit. My goal for next year is that Overstock can have the $40 million pretax income Overstock retail without that loss of settlement. I think that's reasonable.

Medici has cost us quite a bit more than we expected this year. We are plowing the way forward in terms of getting all this built in a way that the regulators are happy with. So we are carrying a lot of load in that regard. But I think the Medici investment is, unless you're living under a rock, you see how valuable this is.

And the $75 million operating cash flow, we have in this past year been building a building, so that hurt our free cash flow. But going forward, I think you can expect that these growth rates. So the $75 million operating cash flow cost us about $25 million. The ongoing capital expenditure, our typical capital expenditure, cost us about $25 million. I guess at different growth rates, at 10% growth, things should look next year like $75 million operating cash flow and $50 million free cash flow and higher growth rates that might start looking like $100 million.

On the next slide, slide 18, Saum's great work. I screwed up marketing, again, last year and the last part of last year. Saum has taken over and has been rebuilding it. Saum, anything you'd want to say?

Saum Noursalehi - Overstock.com - President of Retail Business

Yes, I'd say late last year, early this year, we had some challenges with the Google algorithm change and the team reacted nicely and has been focused on customer experience or the convenience that we mentioned earlier. And growth is really back, nice to see.

Patrick Byrne - Overstock.com - Founder & CEO

Yes. Next slide, 19. Here is the cash flow. So $75 million but we put $50 million into a new building. We're not doing that again. So really we run at about $25 million depreciation and normalized CapEx.

Next slide -- you know me, Jonathan, you know these people. Never had we had an executive team like this, not a flat spot on the wheel. So let's go to questions.

QUESTION AND ANSWER

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

So we have had several questions come in. Some relate to the offering, some relate to the general business. I'll just go through them as they've come in and you can say if you'd like to answer them. First question is what went as planned with the rights offering and what didn't? What surprises were there?

Patrick Byrne - Overstock.com - Founder & CEO

Well I'd say the expense, the time and the expense was higher than anticipated. It was also more difficult than anticipated to -- we had to form alliances with various companies already in the ecosystem. And it really took us all year to get tied together, integrated and in agreement with our friends who were helping us in this offering -- Georgeson, Computershare, ETC, Keynote -- it took the whole year to get those alliances forged and the connections built.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

I would add that the technology did go as planned. Our dev team has worked wonderfully and the technology we really like. I also think that as hard as it was to initially get some of this declared effective and to work with the regulators, I think one of the surprises is that the regulators get this is the future. Particularly as we've communicated with FINRA back and forth with questions. Their questions are intelligent and I think they see where the future is going.

Patrick Byrne - Overstock.com - Founder & CEO

Yes, I'd say intelligent and non-obstructive. And when you consider our history with the powers that be in Washington and the way we were fighting with them 10 years ago, I think it shows a lot that they actually, for the last two years, have been quite productive to work with. They understood. What's happened is they've come to understand that a blockchain capital market makes impossible people doing the things that the regulators are in the business of preventing anyway. So they've really turned to it because they understand this lets them create a capital market that people can't cheat in all kinds of ways they've cheated.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

Another one of the surprises, or what maybe hasn't worked as well as we thought, is getting the information on the rights offering out to our shareholders through the broker dealers. Whether it's because other broker dealers don't understand the offering, or have their own interests in mind, we have been answering shareholder questions and Georgeson, our information agent, has been answering a lot of questions. So if there are any Overstock shareholders who have been having difficulty exercising their subscription, contact your broker but also contact Georgeson so they can help walk you through it.

Patrick Byrne - Overstock.com - Founder & CEO

Right. I've been hearing stories like brokers telling clients, oh, if you want this just tell us and we'll go buy it for you. You tell us how much you want to buy. That's not how it works and they are lying to you; the brokers who are saying that are lying to you. Just like, frankly, the Google IPO was really sabotaged some years ago because people didn't want to see the Dutch auction catch fire.

Brokers are telling clients you just tell us and we'll put in an order for you. It doesn't work that way. You need to open an account with Keystone.

I think there's a great opportunity I'm aware of. I think one large investor, who my sense is from the last time I spoke him, is out there accumulating. And I just have to point out, our stock is so thinly traded that you can't accumulate very much before it moves on you. Well someone who wants to accumulate -- now you shut me up, Jonathan, if I'm say anything I shouldn't, okay?

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

I will.

Patrick Byrne - Overstock.com - Founder & CEO

Someone who wants to accumulate now, and remember if you have 1 million shares, you're getting the right to buy 100,000 in the blockchain offering. That's just the first cycle of the rights offering. If there's anything left over, which I'm sure there will be, you can buy more.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

We are allowing our investors to exercise their full subscription rights. So in your example if you have 1 million shares and 100,000 subscription rights that would be purchasing 100,000. But you may also oversubscribe, so if the full amount isn't subscribed, the Board may issue up to what's been authorized as an over subscription.

Patrick Byrne - Overstock.com - Founder & CEO

2.5 million shares?

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

2 million shares total is the max. It's 1 million share offering with up to 2 million.

Patrick Byrne - Overstock.com - Founder & CEO

Well and right now I see our common is trading at $17.70 I saw this morning. We have set a maximum price on this offering for what? What is it now?

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

$15.68.

Patrick Byrne - Overstock.com - Founder & CEO

So if you accept the premise that these blockchain shares are the same as common, or at least as good as common, they have the same liquidation preference and so forth and they actually have a little dividend, 1% dividend, but they are at let as valuable as the common. Then they are at least as valuable as that $17.70. You can go out and buy all that you want of them in this offering at $15.64.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

$15.68. All that you want subject to our cap.

Patrick Byrne - Overstock.com - Founder & CEO

Right. So for that large investor right there who know is, I suspect is listening, he was complaining to me not so long ago of not being able to accumulate to his desire. He can now step in and oversubscribe in this and accumulate a large position and do it at a 10ish% discount to 9ish% discount?

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

Next question that came in is will there be a separately traded ticker for the preferred shares? The answer for the series A digital shares is they will not trade on an exchange. They will trade on the t0 platform. The ticker will be OSTK.D -- D as in digital. The series B shares will trade on the over-the-counter market. They will have a separate ticker symbol, but it's not yet been assigned. The over-the-counter market does that close to the time of issuance.

The next question is now that you've completed the offering, do you have a pipeline of transactions for other companies for other additional offerings?

Patrick Byrne - Overstock.com - Founder & CEO

Why don't you take that?

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

So we've been so focused on our deal that we have not created a pipeline. The dealer manager in our deal has been talking to other companies. We think that once this has been done and done successfully there will be other companies that line up. But we have not been actively creating a pipeline yet.

Patrick Byrne - Overstock.com - Founder & CEO

I might even say we've been discouraging a pipeline. Last summer we realized there's an awful lot of people floating around talking about this, but they don't really have anything to show. And we decided rather than get knee deep in negotiations while we had yet to finish our technology, that we should just stiff arm those relationships until we got this built and done and live and showing the world indisputably that we have something that everyone else says they're working on are a couple years out. And we not only have something, we have it and it meets the standards of the United States Securities and Exchange Commission.

So we've really been stiff arming those kinds of conversations. As soon as this gets done, I think that it is time, there's some very large entities we've had conversations with and we've said basically get back to us after we do this deal. I'll give you a lay of the strategic landscape is in each capital market around the world there are the broker dealers, the CSDs, the central security depositories like the DTCC, and the exchanges themselves. And what's happened, I would say, in 2016 is everyone's gotten a joke together.

They've gotten the punch line, which is that this is a disruption event for their industries as they currently know them. Someone's going to get a hold and each capital market is going to make the right play with blockchain and be able to disintermediate the other two. And so I've been all over the world this year talking to participants in capital markets and it's basically the same story in each one.

It's like the Game of Thrones. There are three people, three entities vying for who's going to end up with that technology. We'll be pursuing that area. On the other hand, we like the pre-IPO market. There's so much logic for a pre-IPO company that doesn't want to go public. But for say a Silicon Valley venture capital deal, for us to tokenize it, and before they are actually going to the public, something like the second market business model. but we can do that on our system and we think it makes so much sense. We also think it makes sense for issuers to go public on our system because your stock can't be manipulated. What are the advantages of going public on this system versus a current traditional system?

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

Well, the digital shares cannot be shorted or manipulated through naked short selling, to go back in our history

Patrick Byrne - Overstock.com - Founder & CEO

Abuse by the option market maker to --

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

-- Abuse of the system. We also trade settle nearly immediately. Anytime you take out the middle-man and take out time in the middle, I think you've created a more efficient and less capable of being abused market.

Patrick Byrne - Overstock.com - Founder & CEO

And we also take out, we think 80% of the expenses involved in the whole settlement process will fall out of this.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

Let me grab the next question here. Do you need additional regulatory approvals to leverage the technologies to raise money for other companies? I can take a first shot at that.

As far as our technology, we don't think we need any more regulatory approvals. As Patrick said earlier on the call, we've gone straight down the middle of the fairway on this. Other companies would need to file registration statements like Overstock did that allowed for the issuance of digital shares. But as far as the regulatory work on our side, on the t0 side, we think it's done for US markets.

Next question, do you plan on committing capital to provide liquidity for shares of other companies filing stock offerings using your technology?

Patrick Byrne - Overstock.com - Founder & CEO

We do not.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

Yes. Our goal is not to become an investment bank. We want to be a technology company.

The question, have a significant number of shares traded since the Rights Offering was completed? The Rights Offering has been open, but it's not completed. So no Preferred shares of either the Series A or Series B have traded yet.

Patrick Byrne - Overstock.com - Founder & CEO

They will if all goes according to Hoyle, they will actually start trading on December 15. Right?

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

16th.

Patrick Byrne - Overstock.com - Founder & CEO

16th. So they will get issued on the 13th.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

15th.

Patrick Byrne - Overstock.com - Founder & CEO

15th. And then trading on the 16th.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

Next question, to what extent, if at all, do you plan on working with legacy investment banking institutions on future transactions? Here I would say your comment on the pre-IPO or crowd funding market, we know there's lots of interest there. We've been talking to banks, both traditional and investment -- working with them. We see banks using our technology to build their business.

Patrick Byrne - Overstock.com - Founder & CEO

Yes. Our revenue model is to license this. There are countries who have invited us to go and set up a blockchain exchange in their country and run it. I don't really see us doing that. I'd much rather license the technology and people out there.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

That goes to another question that came in. What are the economics for t0 for future transactions leveraging its technology? And like you said, we see this as licensing. There may be some a set fee or a transaction-based fee. But we're not going to be in the investment banking business. We're going to be in the licensing business.

Patrick Byrne - Overstock.com - Founder & CEO

Right. We'll supply and license it to people in the investment banking business. So for example, and it's not a big deal, but we can mention we have an MOU. Can we mention this?

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

With a customer or potential customer? I would not mention that.

Patrick Byrne - Overstock.com - Founder & CEO

Okay, sorry.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

I would not mention that.

Patrick Byrne - Overstock.com - Founder & CEO

We have not been pursuing these other than keeping the conversations warm. We've not been pursuing them because we wanted to get the actual technology done.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

Right. What are our thoughts on making additional acquisitions of traditional financial companies, or fin tech companies, to round out our skill set as it pertains to future transactions?

Well I would say we look at deals almost every day. The trick here will be making right acquisitions, not just making acquisitions. And so we are looking for people, companies that round out what we're doing whether it's looking at companies that would allow for after-hours trading and different things. I think you will see us active in making acquisitions that round out our skill set.

Patrick?

Patrick Byrne - Overstock.com - Founder & CEO

Yes, agreed. And I can give you this, I think that we're far enough along, I'd like to share the strategy behind the Bitcoin, the blockchain investments. As everybody should know by now, there's a new age coming to mankind. I think that it's going to be more disruptive than the way the internet disrupted newspapers. And in this new age, we picked out some really fundamental processes of a new age.

We want to have investments in: one just in industrial strength underlying ledger, one in blockchain meets central banking, one in blockchain meets capital markets, and then one in KYC blockchain meets KYC AML identity. And then lastly, voting: blockchain voting. Because even in this new age, one hopes that the consent of the governed still matters.

So we have been really for over a year building a portfolio of investments that give us a ringside seat on those processes. And at this point, we have an investment in each one of those processes. Land titling, I would slide in there too as the other fundamental process of the new age.

But now that we have those assets invested in, I'm not sure I have any great desire to go keep on making investments. On the other hand, we are in such a cat bird seat, in that all these people, the premier companies in the blockchain space, are coming to us for us to an offering chance to invest at their current rounds, just because they want us involved. We've developed such a nice name in this. So you might see small ones, but I don't have any hankering to deploy the kind of capital we've done now. You Jonathan?

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

Well I do. I do. I think we see real opportunity and there's an abundance of companies with bright futures. So Medici Ventures will be bringing to the Overstock Board opportunities for it to consider.

Just to clarify one thing Patrick said as he was talking about our strategy, KYC stands for "Know Your Customer" and AML are "Anti-Money Laundering" laws. Well there's a question that's come in that may have been banned at some Thanksgiving dinner tables this year. But the question is, does the new Trump administration in Washington D.C. change your view favorably or unfavorably on the regulatory environment for fin tech, including t0?

Patrick Byrne - Overstock.com - Founder & CEO

No opinion for me.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

I have an opinion. I don't think I could have imagined a more heavy regulatory burden than we saw over the last eight years. So personally, I think we have a brighter future than when we're looking in regulation. But who knows?

Here is another question that came in. Do you plan on considering a sale leaseback of your new headquarters?

Patrick Byrne - Overstock.com - Founder & CEO

We have considered it. We have considered it if we could find some insurance company to do it at 450 bps and we give them a 20-year lease or something. I think we would do it in a heartbeat. But cash is ample at this point and yes, we do plan on considering it. You can assume that we will be considering it early next year.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

And I would say in our Board discussions that we have a lot of discussion around how to manage the balance sheet. And that's been considered and will be considered.

What are your plans for using excess capacity at the new headquarter Peace Coliseum? Do you plan on ramping up fulfillment efforts?

Patrick Byrne - Overstock.com - Founder & CEO

No. Not like that. And our new HQ doesn't really have anything to do with fulfillment. The fulfillment is still at the warehouse on the west side of town. So we are about 60% occupied in this new building, I think. So, as we grow organically over the next however many years, we'll go from being quite spacious with about 180 square feet per person and we'll let it drop down to 130 or something?

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

We have I think about 1,100 people in the building today. That will be closer to 1,500 in January when we move more call center folks here. But we have space to continue to grow and we expect to continue to grow.

Patrick Byrne - Overstock.com - Founder & CEO

Yes.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

Thoughts on efficiency of our marketing spend.

Patrick Byrne - Overstock.com - Founder & CEO

Saum?

Saum Noursalehi - Overstock.com - President of Retail Business

Sure. Well I think our marketing spend is actually very efficient when you look at our competitors. But that said, we can always do a lot better. And we've invested a lot of G&A in data guys and data scientists. And so we're finding a lot of opportunity for smarter, personalization and segmentation, which will help our marketing efficiency. In addition to that, as we mentioned, we're focused a lot on our mobile and website experience. And we think through improvements through that our marketing dollars will go a lot further.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

Next question and, Patrick, we may want to have the cat get our tongue on this one.

Patrick Byrne - Overstock.com - Founder & CEO

Okay.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

What is our goal for sales growth in Q4 2016?

Patrick Byrne - Overstock.com - Founder & CEO

Why don't the cat get your tongue?

Saum Noursalehi - Overstock.com - President of Retail Business

It's a vague answer, but it's actually accurate. It provides the best deals and holiday shopping experience online.

Patrick Byrne - Overstock.com - Founder & CEO

Yes. And like I said earlier in the last quarterly conference call, our quarters this year have been 3%, 8%, 13%. You may have to take off your shoes to calculate what the next number in that series is. But so far it looks like that's what we're going to hit.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

Okay. Should holders of the Series A and Series B preferred expect to be entitled to participate in any spinoffs that might be distributed to common shareholders in the future? The answer to that is yes.

Patrick Byrne - Overstock.com - Founder & CEO

Absolutely.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

The answer to that is yes. This is like common stock in just about every respect.

If dividends are declared on Series A and B Preferreds, are there any characteristics of those stocks, other than perhaps implicit scarcity value, that might suggest where they would trade in the secondary market should one develop lower dividend yield than existing preferred stocks of other companies?

On this one, Patrick, I'd like to answer first. I think we can't predict where this will trade. We've got a whole section of risk factors in our prospectus supplement. We would ask our investors to look at it. I don't know if it's going to trade up or trade down. I could argue round or flat.

Patrick Byrne - Overstock.com - Founder & CEO

I would add that in the eyes of the gods of economics, I think that this should trade at whatever the common is plus $0.50. Because it's a share of common stock with an extra $0.15 a year dividend. So if everything works normally, I think it will trade at the price of common plus a nudge.

It's just going to be very interesting to me if a gap does widen. I think there will be probably academic papers in it. You have two versions of a stock, one in our current national market system with all kinds of shorting and who knows what else involved, and another version of the stock that's essentially the same as a bearer certificate from the old west where it's people really putting up money and really taking the stock. It's going to be very interesting to see if there's any divergence in the pricing.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

Fair enough. We'll see what the gods of economics say. I would remind our shareholders to look at the risk factors in the prospectus.

Patrick Byrne - Overstock.com - Founder & CEO

Yes.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

Can I participate in the rights offering if I'm a non-US resident?

The answer to that is yes, but you may not buy the Series A Preferred unless you have been a resident in the US for a minimum of one year and have a valid social security number. I'd direct non-US residents to page S-49 of our prospectus supplement that talks about how you may subscribe or not subscribe Series A and Series B preferred stock.

We've got two more questions. What will happen to people that were short shares of common as of the record date? Do they potentially have an obligation to cover shares in the blockchain exchange?

Patrick Byrne - Overstock.com - Founder & CEO

Well it reminds me of a Buffett story.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

That won't be the first time.

Patrick Byrne - Overstock.com - Founder & CEO

I was working on a deal and the guy on the other side of the deal was telling me, what if I do this and I have to pay this tax bill and the tax bill does this and he kept referring to his taxes.

And I was asking Buffett on coaching on how to even respond. And Buffett said tell the guy I have enough trouble figuring out my own taxes let alone your taxes. We have enough trouble figuring this out. I probably should have used some of my extra time looking out for the shorts and what their position is going to be but I neglected to do that, oddly enough.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

I guess I don't know either. Like Mr. Buffett, I have a tough enough time figuring out my own taxes. I do know that if my shares had been lent, and they are not, I would still have the rights of a shareholder and I want to be able to exercise my subscription rights.

Last question and it's a series of questions. It's about something that he saw in the prospectus. Sounds like ProSecurities is an ATS. I see it's listed on both the SEC and FINRA websites as an approved ATS. Since this will be the first transaction on the blockchain in the digital security, does the SEC approve pro shares ATS trade on this new exchange, or is the approval on the SEC website or US regular exchange? If the SEC did approve it like I think, does any other ATS have this approval, or are you way ahead? Couldn't figure this out from the prospectus.

Patrick Byrne - Overstock.com - Founder & CEO

I believe we're the only ATS which has what's called deemed approval from the SEC. Now we laid all this out a couple years ago' what we were doing, a lot of back and forth, and they had the chance to object. The way it works with the ATS regulation is you end up saying we're going to do this and the SEC has a certain amount of time to say no. And if they haven't done that within a certain length of time, they have deemed it an approval. And I've not heard of anyone else having an ATS with deemed approval.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

Nor have I. I do think both on the technology front and on working with regulators front, our combined team is significantly ahead of others.

Patrick Byrne - Overstock.com - Founder & CEO

I think significantly ahead and maybe, as the question indicates, way ahead. I mean I don't know anyone else who has an SEC approved ATS.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

So those are the questions we got ahead of time. Mark, were there questions that have come in during the call?

Mark Harden - Overstock.com

No.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

Patrick or Saum, anything you'd like to add before we sign off?

Patrick Byrne - Overstock.com - Founder & CEO

Saum, you go first.

Saum Noursalehi - Overstock.com - President of Retail Business

I have nothing.

Patrick Byrne - Overstock.com - Founder & CEO

These guys have coughed up lungs to get the system built this year and it is really a red letter date. I think that people are going to look back at this as the world's first public crypto security. It's a big event. We're not planning on raising a significant amount of money. It's just to show, like the Linus Pauling story, was it? The guy who shot himself with his own polio vaccine to prove it worked. That was Linus Pauling, wasn't it?

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

Jonas Salk.

Patrick Byrne - Overstock.com - Founder & CEO

Jonas Salk. And again, it is an opportunity. I see the name of another large investor who has talked about building his position. I'm not encouraging people to take part in this or not. But I tend to say that for the people I've been in touch with in last couple months, who've talked about accumulating a significantly larger position, if I read it correctly, they're having trouble doing that in the current market because it's so thinly traded. Here is a chance to step in. If you even own 1,000 conventional shares, you can step in and oversubscribe and get pretty much as much as you want with a discount from $17.70 to $15.68 for the shares. So if that hadn't occurred to anyone, I wanted to point it out.

Jonathan Johnson - Overstock.com - Chairman & President of Medici Business

Okay. I would, maybe in a last word kind of way, I'd like to thank Saum and the retail team for working so hard. This is a busy, busy time of year in the retail business, Black Friday, Cyber Monday, have become part of the national lexicon for a reason. And it means there's hard work over the holidays here.

It's great to be part of Overstock. And also like to thank the people within Medici and t0 who have worked hard to build a system that allows us to have this Chuck Yeager moment and do something that hasn't been done before. To our investors, if you have questions about how to participate in the rights offering, reach out to Georgeson, our information agent, at 866-432-2791 or email them at Overstock@georgeson.com. So thanks for participating and we're going to get back to work of fulfilling orders.

Saum Noursalehi - Overstock.com - President of Retail Business

Yep. Thanks, everyone.

Patrick Byrne - Overstock.com - Founder & CEO

Thank you.

Operator

Ladies and gentlemen, thank you for participating in today's conference. This does conclude the program and you may all disconnect. Everyone have a great day.

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